Exhibit 99.1

      [Letterhead of PricewaterhouseCoopers LLP]

Report of Independent Registered Public Accounting Firm

To FIA Card Services, National Association:

We have examined management’s assertion included in the accompanying report by management, titled “Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control” (the “Report”), that FIA Card Services, National Association’s (the “Company”), a wholly owned subsidiary of Bank of America Corporation, controls over functions performed as servicer of the BA Master Credit Card Trust II (the “Master Trust”) and the BA Credit Card Trust (the “Note Trust”, together with the Master Trust, the “Trusts”), including each series of the Master Trust and each tranche of the Note Trust as specified in the Report, are effective as of June 30, 2008 in providing reasonable assurance that the Trusts’ assets are safeguarded against loss from unauthorized use or disposition and the servicing of the Trusts’ assets is conducted and recorded in conformity with the Second Amended and Restated Pooling and Servicing Agreement for the Master Trust dated October 20, 2006 (the “PSA”), the applicable Pooling and Servicing Agreement Supplement for each series dated as specified in the Report (the “PSA Supplements”), the Second Amended and Restated Indenture for the Note Trust dated October 20, 2006 (the “Indenture”), and the Amended and Restated BAseries Indenture Supplement dated June 10, 2006 (the “Indenture Supplement”, together with the PSA, PSA Supplements, and Indenture, the “Agreements”), between the Company and The Bank of New York Mellon (the “Trustee”), to permit the preparation of the required financial reports. The Company’s management is responsible for controls over functions performed as servicer of the Trusts. Our responsibility is to express an opinion on management’s assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included obtaining an understanding of internal controls over the functions performed by the Company as servicer of the Trusts, testing and evaluating the design and operating effectiveness of internal controls, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control over the functions performed by the Company as servicer for the Trusts to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assertion that the Company’s controls over the functions performed as servicer of the Trusts are effective as of June 30, 2008 in providing reasonable assurance that the Trusts’ assets are safeguarded against loss from unauthorized use or disposition and the servicing of the Trusts’ assets is conducted and recorded in conformity with the Agreements to permit the preparation of the required financial reports is fairly stated, in all material respects, based on the following criteria specified in the Report:

•	Funds collected are remitted to the Trustee in accordance with the Agreements.

•	Trust assets are segregated from those retained by the Company in accordance with the Agreements.

•	Expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.

•	The additions of accounts to the Trusts are authorized in accordance with the Agreements.

•	The removals of accounts from the Trusts are authorized in accordance with the Agreements.

•	Trust assets amortizing out of the Trusts are calculated in accordance with the Agreements.

•	Monthly Trust reports generated in the form of “Exhibits” and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

•	Monthly Trust reports generated in the form of “Exhibits” contain all information required by the Agreements.

/s/ PricewaterhouseCoopers L.L.P.

Charlotte, North Carolina
September 15, 2008

2

[Letterhead of Bank of America]

September 15, 2008

Report of Management on BA Master Credit Card Trust II and BA Credit Card Trust Internal Control

FIA Card Services, National Association (“FIA” or the “Company”), a wholly owned subsidiary of Bank of America Corporation, is responsible for establishing and maintaining effective controls over the functions performed as the servicer of the BA Master Credit Card Trust II and the BA Credit Card Trust (the “Trusts” or individually, the “Trust”. These controls are designed to provide reasonable assurance to the Company’s management and board of directors that the Trusts’ assets are safeguarded against loss from unauthorized use or disposition, and that the servicing of the Trusts’ assets was conducted in conformity with the applicable Pooling and Servicing Agreement, Pooling and Servicing Agreement Supplements, Indenture and BAseries Indenture Supplement (together the “Agreements”) as specified in Appendix I, between FIA as Seller and Servicer, in the case of the Pooling and Servicing Agreement and the Pooling Agreement Supplements, or BA Credit Card Trust, in the case of the Indenture and the BAseries Indenture Supplement, and the applicable Trustee (specific Agreements and Trustees are listed in Appendix I) and are recorded properly to permit the preparation of the required financial reports.

Because of inherent limitations in any control, no matter how well-designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of controls. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

The Company has determined that the objectives of controls with respect to servicing and reporting of Trust assets are to provide reasonable, but not absolute assurance that:

•     Funds collected are remitted to the Trustee in accordance with the Agreements.

•     Trust assets are segregated from those retained by FIA in accordance with the Agreements.

•     Expenses incurred by the Trusts are calculated and remitted in accordance with the Agreements.

•     The additions of accounts to the Trusts are authorized in accordance with the Agreements.

•     The removals of accounts from the Trusts are authorized in accordance with the Agreements.

September 15, 2008

Trust Internal Control (continued)

•     Trust assets amortizing out of the Trusts are calculated in accordance with the Agreements.

•     Monthly Trust reports generated in the form of “Exhibits” and provided to the Trustee are reviewed by a Vice President or above prior to distribution.

•     Monthly Trust reports generated in the form of “Exhibits” contain all information required by the
      Agreements.

The Company assessed its controls over the functions performed as servicer of the Trusts in relation to these criteria. Based upon this assessment, the Company believes that, as of June 30, 2008, its controls over the functions performed as servicer of the Trusts are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, and that the servicing of the Trust assets was conducted in conformity with the Agreements and recorded properly to permit the preparation of the required financial reports.

FIA Card Services, National Association by:

/s/ Elizabeth S. Buie

Elizabeth S. Buie

Senior Vice President

/s/ Scott McCarthy

Scott McCarthy

Senior Vice President

Appendix I
BA Master Credit Card Trust II
Internal Control at June 30, 2008

TRUST	ISSUANCE DATE

BA Master Credit Card Trust II Series 1997-B	2/27/1997
BA Master Credit Card Trust II Series 1999-B	3/26/1999
BA Master Credit Card Trust II Series 1999-J	9/23/1999
BA Master Credit Card Trust II Series 2000-E	6/1/2000
BA Master Credit Card Trust II Series 2000-H	8/23/2000
BA Master Credit Card Trust II Series 2001-B	3/8/2001
BA Master Credit Card Trust II Series 2001-C	4/25/2001
BA Master Credit Card Trust II Series 2001-D	5/24/2001

Appendix I
BA Credit Card Trust
Internal Control at June 30, 2008

TRUST	ISSUANCE DATE

Full Year

BASeries Class C (2001-2)	7/12/2001
BASeries Class A (2001-2)	7/26/2001
BASeries Class A (2001-Emerald)	8/15/2001
BASeries Class A (2001-5)	11/8/2001
BASeries Class C (2002-1)	2/28/2002
BASeries Class A (2002-2)	3/27/2002
BASeries Class A (2002-3)	4/24/2002
BASeries Class A (2002-5)	5/30/2002
BASeries Class C (2002-3)	6/12/2002
BASeries Class A (2002-7)	7/25/2002
BASeries Class A (2002-8)	7/31/2002
BASeries Class C (2002-6)	10/29/2002
BASeries Class C (2002-7)	10/29/2002
BASeries Class A (2002-11)	10/30/2002
BASeries Class C (2003-1)	2/4/2003
BASeries Class A (2003-4)	4/24/2003
BASeries Class A (2003-5)	5/21/2003
BASeries Class C (2003-4)	6/19/2003
BASeries Class C (2003-6)	7/30/2003
BASeries Class A (2003-8)	8/5/2003
BASeries Class B (2003-3)	8/20/2003
BASeries Class A (2003-9)	9/24/2003
BASeries Class B (2003-5)	10/2/2003
BASeries Class A (2003-10)	10/15/2003
BASeries Class B (2003-4)	10/15/2003
BASeries Class C (2003-7)	11/5/2003
BASeries Class A (2003-11)	11/6/2003
BASeries Class A (2003-12)	12/18/2003
BASeries Class A (2004-2)	2/25/2004
BASeries Class A (2004-1)	2/26/2004
BASeries Class C (2004-1)	3/16/2004
BASeries Class A (2004-3)	3/17/2004
BASeries Class B (2004-1)	4/1/2004
BASeries Class A (2004-5)	5/25/2004
BASeries Class A (2004-6)	6/17/2004
BASeries Class C (2004-2)	7/1/2004
BASeries Class A (2004-7)	7/28/2004
BASeries Class B (2004-2)	8/11/2004
BASeries Class A (2004-8)	9/14/2004
BASeries Class A (2004-9)	10/1/2004
BASeries Class A (2004-10)	10/27/2004
BASeries Class A (2005-2)	5/19/2005
BASeries Class C (2005-1)	6/1/2005
BASeries Class A (2005-3)	6/14/2005
BASeries Class B (2005-1)	6/22/2005
BASeries Class A (2005-4)	7/7/2005
BASeries Class A (2005-5)	8/11/2005
BASeries Class B (2005-2)	8/11/2005
BASeries Class A (2005-6)	8/25/2005
BASeries Class C (2005-2)	9/22/2005
BASeries Class A (2005-7)	9/29/2005
BASeries Class A (2005-8)	10/12/2005
BASeries Class C (2005-3)	10/20/2005
BASeries Class B (2005-4)	11/2/2005
BASeries Class B (2005-3)	11/9/2005
BASeries Class A (2005-9)	11/17/2005
BASeries Class A (2005-10)	11/29/2005
BASeries Class A (2005-11)	12/16/2005
BASeries Class A (2006-1)	2/15/2006
BASeries Class C (2006-1)	2/17/2006
BASeries Class B (2006-1)	3/3/2006
BASeries Class A (2006-2)	3/7/2006
BASeries Class C (2006-2)	3/17/2006
BASeries Class B (2006-2)	3/24/2006
BASeries Class A (2006-3)	3/30/2006

Appendix I
BA Credit Card Trust
Internal Control at June 30, 2008

TRUST	ISSUANCE DATE

Full Year

BASeries Class A (2006-4)	5/31/2006
BASeries Class C (2006-3)	5/31/2006
BASeries Class A (2006-5)	6/9/2006
BASeries Class C (2006-4)	6/15/2006
BASeries Class A (2006-6)	7/20/2006
BASeries Class A (2006-7)	7/28/2006
BASeries Class A (2006-8)	8/9/2006
BASeries Class C (2006-5)	8/15/2006
BASeries Class B (2006-3)	8/22/2006
BASeries Class A (2006-9)	8/30/2006
BASeries Class A (2006-10)	9/19/2006
BASeries Class A (2006-11)	9/26/2006
BASeries Class C (2006-6)	9/29/2006
BASeries Class A (2006-12)	10/16/2006
BASeries Class C (2006-7)	10/16/2006
BASeries Class B (2006-4)	11/14/2006
BASeries Class A (2006-13)	11/14/2006
BASeries Class A (2006-14)	11/28/2006
BASeries Class A (2006-15)	12/13/2006
BASeries Class A (2006-16)	12/19/2006
BASeries Class A (2007-1)	1/18/2007
BASeries Class B (2007-1)	1/26/2007
BASeries Class C (2007-1)	1/26/2007
BASeries Class B (2007-2)	1/31/2007
BASeries Class A (2007-2)	2/16/2007
BASeries Class A (2007-3)	3/20/2007
BASeries Class A (2007-4)	3/20/2007
BASeries Class A (2007-5)	3/20/2007
BASeries Class B (2007-3)	3/30/2007
BASeries Class A (2007-6)	4/12/2007
BASeries Class B (2007-4)	5/15/2007
BASeries Class C (2007-2)	5/15/2007
BASeries Class A (2007-7)	5/16/2007
BASeries Class A (2007-8)	6/22/2007
BASeries Class B(2007-4) re-opening	6/22/2007
BASeries Class A (2007-9)	7/19/2007
BASeries Class A (2007-10)	7/26/2007
BASeries Class A (2007-11)	8/2/2007
BASeries Class C (2007-3)	8/14/2007
BASeries Class A (2007-12)	8/22/2007
BASeries Class B (2007-5)	10/11/2007
BASeries Class A (2007-13)	10/12/2007
BASeries Class B (2007-6)	11/16/2007
BASeries Class C (2007-4)	11/16/2007
BASeries Class A (2007-14)	11/27/2007
BASeries Class A (2007-15)	11/27/2007

New issuances

BASeries Class A (2007-15) re-opening	1/17/2008
BASeries Class B (2008-1)	1/17/2008
BASeries Class C (2008-1)	1/29/2008
BASeries Class A (2008-1)	1/29/2008
BASeries Class A (2008-1) re-opening	2/8/2008
BASeries Class B (2008-2)	2/14/2008
BASeries Class C (2008-2)	2/14/2008
BASeries Class A (2008-2)	3/14/2008
BASeries Class A (2008-3)	3/18/2008
BASeries Class A (2008-4)	4/11/2008
BASeries Class B (2008-3)	4/11/2008
BASeries Class C (2008-3)	4/11/2008
BASeries Class A (2008-5)	5/2/2008
BASeries Class A (2008-6)	5/15/2008
BASeries Class A (2008-7)	6/13/2008